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              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                              ON NOVEMBER 18, 2002

                        REGISTRATION  NO.  333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                         TORCHMAIL COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                     DELAWARE                         95-2312900
         (State or Other Jurisdiction of           (I.R.S. Employer
          Incorporation or Organization)         Identification Number)

                             2899 AGOURA ROAD, #168
                       WESTLAKE VILLAGE, CALIFORNIA 91367
                                  818-991-6020
              (Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Registrant's Executive Offices)

                             Consulting Agreements

                                  GERARD NOLAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         TORCHMAIL COMMUNICATIONS, INC.
                             2899 AGOURA ROAD, #168
                       WESTLAKE VILLAGE, CALIFORNIA 91367
                                  818-991-6020
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                            -----------------------
                                    COPY TO:
                             CATHRYN S. GAWNE, ESQ.
                            SILICON VALLEY LAW GROUP
                       152 NORTH THIRD STREET, SUITE 900
                           SAN JOSE, CALIFORNIA 95112
                                 (408) 286-6100

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If   any  of  the securities being registered on this Form are being  offered on a delayed or continuous basis pursuant to Rule 415 under the Securities ActSecurities Act of 1933, check the following box. [X]

+------------------------------------------------------------------------------+
|                         CALCULATION OF REGISTRATION FEE                      |
+------------------------------------------------------------------------------+
|                   |              |  Proposed   |  Proposed    |              |
| Title of          |              |  maximum    |  maximum     |              |
| each class        | Amount       |  offering   |  aggregate   | Amount of    |
| of securities     | to be        |  price per  |  offering    | registration |
| to be registered  | registered(2)|  share(1)   |  price       | fee(3)       |
|-------------------|--------------|-------------|--------------|--------------|
| Common Stock(1)   |   800,000    |    $0.35    |  $ 280,000   | $ 25.76      |
|                   |              |             |              |              |
+-------------------|--------------|-------------|--------------|--------------+


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The documents containing the information specified in this Part I are being separately provided to the Registrant's consultants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

     (a) The Registrant's Annual Report on Form 10-KSB for the year ended March 31, 2002, filed with the Securities and Exchange Commission;

     (b) The Registrant's Quarterly Reports on Form 10-QSB for the quarterly period's ended June 30, 2002 and September 30, 2002 filed with the Securities and Exchange Commission;

     (c) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.

ITEM 4.   DESCRIPTION OF SECURITIES.

     The Registrant's common stock is registered under Section 12 of the Securities Exchange Act "the "Exchange Act"); however, there is no current registration statement filed under the Exchange Act containing a description
of such common stock.   The following describes the Registrant's common stock:

     Subject to the rights of holders of any series of preferred stock that may from time to time be issued, holders of common stock are entitled to one vote per share on matters acted upon at any stockholders' meeting, including the election of directors, and to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. There is no cumulative voting and the common stock is not redeemable. In the event of any liquidation, dissolution or winding up of the Registrant, each holder of common stock is entitled to share ratably in all assets of the Registrant remaining after the payment of liabilities and any amounts required to be paid to holders of preferred stock, if any. Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessments. All shares of common stock now outstanding are fully paid and nonassessable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Bylaws require the Registrant to indemnify, to the fullest extent allowed by applicable law, any person who serves or who has served at any time as a director or an officer of the Registrant, and any director or officer who, at the request of us, serves or at any time has served as a director or officer, employee, or agent of another corporation, or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against any and all liabilities and loss suffered and reasonable expenses incurred in connection with any claim, action, suit, or proceeding to which such director or officer is made a party, or which may be asserted against him, because he is or was a director or an officer.

     Section 145 of the Delaware General Corporations Law authorizes the indemnification of directors and officers against liability incurred by reason of being a director, officer, employee or agent and against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil,
criminal,  administrative or investigative.  Unless an action  is brought   by,
or   in  the  right  of  the  corporation,   this indemnification applies where
the indemnified party acted in good faith  and  in a manner he reasonably
believed to be  in  or  not opposed    to    the   best   interests   of   the
corporation. Indemnification in criminal actions or proceedings is available where the officer or director had no reasonable cause to believe his conduct was unlawful.

     The above discussion of the Registrant's Bylaws and the Delaware General Corporations Law is only a summary and is qualified in its entirety by the full text of each of the foregoing.

ITEM 8.   EXHIBITS.

     The following Exhibits are filed as part of this registration statement:

Exhibit Number      Description of Exhibit

 5.1   Opinion of Silicon Valley Law Group.

23.1   Consent of Silicon  Valley  Law Group (included  in  Exhibit 5.1).

23.2   Consent of Jones Simkins LLP

99.01 Consulting Agreement, dated September 1, 2001, by and between Byzantium, Inc. and the Registrant.

99.02 Business Plan Consulting Agreement, dated September 27, 2002, by and between Crescent Fund, Inc. and the Registrant

ITEM 9.   UNDERTAKINGS.

     (a)  The  undersigned  Registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the
          event  that  a   claim   for indemnification against such liabilities
          (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities ActSecurities Act of 1933 of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Westlake Village, State of California, on November 18, 2002.


                                    TORCHMAIL COMMUNICATIONS, INC.

                                    By: /s/ Gerard Nolan
                                            --------------
                                            Gerard Nolan
                                            Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                 TITLE                          DATE
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/s/ Gerard Nolan              Chief Executive Officer        November 18, 2002
    ------------------        and a Director
    Gerard Nolan


/s/ Catherine Thompson        Chief Financial Officer        November 18, 2002
    ------------------        and a Director
    Catherine Thompson


/s/ David Cronshaw            Director                       November 18, 2002
    ------------------
    David Cronshaw


/s/ Michael Avatar            Director                       November 18, 2002
    ------------------
    Michael Avatar


                          EXHIBIT INDEX


Exhibit Number   Description of Exhibit
--------------   ------------------------------------
       5.1       Opinion of Silicon Valley Law Group.

      23.1       Consent of Silicon Valley Law Group (included in Exhibit 5.1).

      23.2       Consent of Jones Simkins LLP

      99.01 Consulting Agreement, dated September 1, 2001, by and between Byzantium, Inc. and the Registrant.

      99.02 Business Plan Consulting Agreement, dated September 27, 2002, by and between Crescent Fund, Inc. and the Registrant


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